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EXHIBIT 21.1

COMMUNITY FIRST BANKSHARES, INC.
SUBSIDIARIES

Subsidiary Bank:	Location	Ownership Percentage
Community First National Bank	Fergus Falls, MN	100.000%
Community First National Bank	Fargo, ND	100.000%
Community First State Bank	Vermillion, SD	100.000%
Community First National Bank	Decorah, IA	100.000%
Community First National Bank	Alliance, NE	100.000%
Community First National Bank	Spooner, WI	100.000%
Community First National Bank	Ft. Morgan, CO	100.000%
Community First National Bank	Cheyenne, WY	100.000%
Community First National Bank	Phoenix, AZ	100.000%
Community First National Bank	Salt Lake City, UT	100.000%
Community First National Bank	Las Cruces, NM	100.000%
Valle de Oro Bank, National Association	Spring Valley, CA	100.000%
Northland Security Bank	Ramsey, MN	100.000%
Nonbank Subsidiaries:
Community First Financial, Inc.	Fargo, ND	100.000%
Community First Service Corporation	Fargo, ND	100.000%
Community Insurance, Inc.	Fargo, ND	100.000%
Community First Properties, Inc.	Fargo, ND	100.000%
CFB Capital I	Fargo, ND	100.000%
CFB Capital II	Fargo, ND	100.000%
Subsidiaries of Subsidiaries (100% Owned):
Community First Insurance Agencies, Inc.	Fargo, ND	(Subsidiary of Community First State Bank [Vermillion, SD])
CFIN, Inc.	Las Vegas, NV	(Subsidiary of Community First National Bank [Spooner])
Equity Lending, Inc.	Fargo, ND	(Subsidiary of Community First National Bank [Fort Morgan, CO])
Mountain Parks Financial Services, Inc.	Denver, CO	(Subsidiary of Community First National Bank [Fort Morgan, CO])
Community First Minnesota Holdings, Inc.	Georgetown, British Cayman Islands	(Subsidiary of Community First National Bank [Fergus Falls, MN])
CFIRE, Inc.	Fargo, ND	(Subsidiary of Community First Minnesota Holdings, Inc.)
Community First Holdings, Inc.	Georgetown, British Cayman Islands	(Subsidiary of Community First National Bank [Ft. Morgan, CO])
Colorado CFIRE, Inc.	Fargo, ND	(Subsidiary of Community First Holdings, Inc.)

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COMMUNITY FIRST BANKSHARES, INC. SUBSIDIARIES